United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2016

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	87-0445475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 N. Bryant Ave., Suite 110, Edmond, Oklahoma	73034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03	Material Modification to Rights of Security Holders.

On March 30, 2016, PSM Holdings, Inc., a Delaware corporation (the “Company”), filed the Second Amended and Restated Certificate of Designations, Preferences and Rights of Series E 6% Convertible Preferred Stock (the “Amended Designation”). A copy of the Amended Designation, as filed with the Secretary of State of the State of Delaware, is attached hereto as Exhibit 3.1. Under the terms of the Amended Designation, a section 3(c) was added which gives the holders of Series E Preferred Stock the right to limit certain information received from the Company.

Prior to the filing of the Amended Designation, the Company received the consent of the majority holder of Series E Preferred Stock to file the Amended Designation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Designations, Preferences and Rights of Series E 6% Convertible Preferred Stock, as filed with the Delaware Secretary of State on March 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: April 5, 2016	By:	/s/ Kevin Gadawski
Kevin Gadawski, President

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